Exhibit 99

	CONTACT:	BOB READY OR
FOR IMMEDIATE RELEASE		RON STOWELL
DATE: AUGUST 22, 2013		(513) 793-3200

LSI INDUSTRIES INC. REPORTS OPERATING RESULTS
FOR THE FOURTH QUARTER AND FISCAL YEAR ENDED JUNE 30, 2013, AND
DECLARES REGULAR QUARTERLY CASH DIVIDEND

Cincinnati, OH; August 22, 2013 – LSI Industries Inc. (NASDAQ:  LYTS) today:

•	reported fourth quarter net sales of $68,837,000, a decrease of 3% as compared to $71,196,000 in the same period of the prior fiscal year;

•	reported fourth quarter net income of $812,000 or $0.03 per share as compared to net income of $1,505,000 or $0.06 per share for the same period of the prior fiscal year;

•	reported fiscal 2013 net sales of $280,790,000, an increase of 5% as compared to $268,402,000 in the prior fiscal year;

•	reported a fiscal 2013 net loss of $(123,000) or $(0.01) per share as compared to net income of $3,224,000 or $0.13 per share for the prior fiscal year; and

•	declared a regular quarterly cash dividend of $0.06 per share payable September 10, 2013 to shareholders of record September 3, 2013.

Financial Highlights
(In thousands, except per
share data; unaudited)

	Three Months Ended June 30			Year Ended June 30
	2013	2012	% Change	2013	2012	% Change
Net Sales	$68,837	$71,196	(3)%	$280,790	$268,402	5%

Operating Income	$818	$2,840	(71)%	$630	$6,331	(90)%

Net Income (Loss)	$812	$1,505	(46)%	$(123)	$3,224	n/m

Earnings (Loss) per Share (Diluted)	$0.03	$0.06	(50)%	$(0.01)	$0.13	n/m

	6/30/13		6/30/12
Working Capital		$76,703		$83,702
Total Assets		$169,179		$175,226
Long-Term Debt	$	nil	$	nil
Shareholders’ Equity		$141,690		$149,368

LSI Industries Inc. Fiscal 2013 Results
August 22, 2013

Fourth Quarter Fiscal 2013 Results

Net sales in the fourth quarter of fiscal 2013 were $68,837,000, a decrease of 3% as compared to last year’s fourth quarter net sales of $71,196,000.  Lighting Segment net sales decreased 1.5% to $49,457,000 with sales to national accounts and niche markets decreasing 10.5%, sales to the Commercial / Industrial lighting market increasing 0.1%, sales of $224,000 related to LED video screens decreasing 26.8%, and lighting sales to international markets of $5,087,000 increasing 55.9%.  In the other reportable business segments, Graphics Segment net sales decreased 1.8% to $12,383,000, Electronic Components Segment net sales decreased 1.2% to $5,225,000 and net sales of the All Other Category decreased 42.8% to $1,772,000.  The Company’s fourth quarter net sales to the petroleum / convenience store market were approximately $17.4 million, representing a $1.6 million or 8.5% decrease over the same period of the prior fiscal year.  In the fourth quarter of fiscal 2013, the Company reduced the contingent earn-out liability related to the March 2012 acquisition of Virticus Corporation to zero and recorded pre-tax income of $241,000 primarily in the Corporate Administrative expenses, with no comparable item in fiscal 2012. The fiscal 2013 fourth quarter net income of $812,000, or $0.03 per share, compares to the fiscal 2012 fourth quarter net income of $1,505,000, or $0.06 per share.  Earnings per share represents diluted earnings per share.

Fiscal 2013 Results

Net sales in fiscal 2013 were $280,790,000, an increase of 5% as compared to last year’s net sales of $268,402,000.  Lighting Segment net sales increased 3.4% to $206,363,000 with sales to national accounts and niche markets increasing 1.3%, sales to the Commercial / Industrial lighting market increasing 0.2%, sales of $6,026,000 related to LED video screens increasing 220.2%, and lighting sales to international markets of $16,918,000 increasing 7.5%.  In the other reportable business segments, Graphics Segment net sales increased 11.0% to $46,770,000, Electronic Components Segment net sales increased 9.8% to $20,333,000 and net sales of the All Other Category decreased 10.1% to $7,324,000.  The Company’s fiscal 2013 net sales to the petroleum / convenience store market were approximately $76.4 million, representing a $5.1 million or 7.2% increase over the prior fiscal year. In fiscal 2013, the Company reduced the contingent earn-out liability related to the March 2012 acquisition of Virticus Corporation and recorded pre-tax income of $897,000 primarily in the Corporate Administrative expenses, with no comparable item in fiscal 2012.  The Company reported a $2,413,000 goodwill impairment in the Electronic Components Segment in fiscal 2013 as compared to a $258,000 goodwill impairment in the Graphics Segment in fiscal 2012.  The fiscal 2013 net loss of $(123,000), or $(0.01) per share, compares to fiscal 2012 net income of $3,224,000, or $0.13 per share.  Earnings per share represents diluted earnings per share.

Balance Sheet

The balance sheet at June 30, 2013 included current assets of $102.9 million, current liabilities of $26.2 million and working capital of $76.7 million, which includes cash of $7.9 million.  The current ratio was 3.9 to 1.  The Company has shareholders’ equity of $141.7 million, no long-term debt, and borrowing capacity on its commercial bank facilities as of June 30, 2013 of $34.7 million.  With continued strong cash flow, a sound and conservatively capitalized balance sheet, and $35 million in credit facilities, LSI Industries believes its financial condition is sound and capable of supporting the Company’s planned growth, including acquisitions, if any.

LSI Industries Inc. Fiscal 2013 Results
August 22, 2013

Cash Dividend Actions

The Board of Directors declared a regular quarterly cash dividend of $0.06 per share payable September 10, 2013 to shareholders of record as of September 3, 2013.  The indicated annual cash dividend rate for fiscal 2013 is $0.24 per share.  The declaration and amount of any cash and stock dividends will be determined by the Board of Directors in its discretion based upon its evaluation of earnings, cash flow requirements and future business developments and opportunities, including acquisitions, if any.

Company Comments

Robert J. Ready, Chief Executive Officer, commented, "During fiscal 2013 total sales increased 5% from $268.4 million to $280.8 million.  From a segment viewpoint, lighting sales were $206.4 million, an increase of 3.4%.  Graphics sales were $46.8 million, an increase of 11.0%.  Electronic Components sales were $20.3 million, an increase of 9.8%.  Finally, All Other Category sales were $7.3 million, a decrease of 10.1%.  Before goodwill impairment charges and reversal of a contingent Earn-Out liability, operations produced adjusted net income of $1.4 million, or $0.06 per share, for fiscal year 2013.

“Fiscal 2013 was certainly a challenging year of continued transition for the Company as we continue to move the product line to LED-based lighting technology, and develop and integrate our new lighting controls solutions.

“Over 35% of our lighting products sold are now LED with certain market segments exceeding 80% in LED content.  The recently introduced Crossover® Legacy™ product has been extremely successful and has exceeded our initial projections.  Additional new LED product introductions are planned for fiscal 2014.  We have a solid backlog of business booked and a growing expectation for higher volumes during fiscal 2014.  We have increased our manufacturing capacity through additional shifts to address this increased volume.  With regard to those markets where we have new commercial/industrial representation, we experienced sales growth of over 20% for the second half of fiscal 2013 versus the same period of fiscal 2012.  In addition, our LED products are making inroads in the international markets  We continue to see long-term opportunity here.

“On the Graphics side of the business, we see improving conditions as programs begin to release this fall indicating a new level of spend in general.  We are aggressively pursuing new accounts to supplement our established customer base.  This business returned to profitability during the fourth quarter and is continuing into 2014.  We expect sales for the first quarter to be up over 25% compared to the same period of fiscal 2013.

"The Board of Directors accepted management's recommendation to set the annual fiscal 2014 cash dividend rate at $0.24 per share, unchanged from the prior fiscal year.  We have paid regular cash dividends since fiscal 1989, and consider them to be an important component of shareholder returns.

“Overall we are encouraged by our strong start to fiscal 2014.  We believe our investments to date, while pressuring fiscal 2013, will improve our results in fiscal 2014 and beyond.  We finished fiscal 2013 with a healthy debt-free balance sheet and strong financial position.  Our balance sheet, combined with our positive cash flow, is expected to fund our working capital, capital expenditures, product development, and cash dividend requirements.”

LSI Industries Inc. Fiscal 2013 Results
August 22, 2013

Non-GAAP Financial Measures

This press release includes adjustments to GAAP net income for the three and twelve month periods ended June 30, 2013 and 2012.  Adjusted net income and earnings per share, which excludes the impact of goodwill impairment, reversal of a contingent Earn-Out liability, and acquisition deal costs and related expenses, are non-GAAP financial measures.  We believe that it is useful as a supplemental measure in assessing the operating performance of our business.  This measure is used by our management, including our chief operating decision maker, to evaluate business results.  We exclude these non-recurring items because they are not representative of the ongoing results of operations of our business.  Below is a reconciliation of this non-GAAP measurement to the net income reported for the periods indicated.

 (in thousands, except per share data; unaudited)

	Fourth Quarter
	FY 2013	Diluted EPS	FY 2012	Diluted EPS
Reconciliation of net income to adjusted net income:

Net income and earnings per share as reported	$812	$0.03	$1,505	$0.06

Adjustment for the reversal of a contingent Earn-Out liability, inclusive of the income tax effect	(346)	(0.01)	--	--

Adjustment for the income tax effect related to goodwill impairment	527	0.02	--	--

Adjusted net income and earnings per share	$993	$0.04	$1,505	$0.06

(in thousands, except per share data; unaudited)

	Full Year
	FY 2013	Diluted EPS	FY 2012	Diluted EPS
Reconciliation of net income (loss) to adjusted net income:

Net income (loss) and earnings (loss) per share as reported	$(123)	$(0.01)	$3,224	$0.13

Adjustment for the reversal of a contingent Earn-Out liability, inclusive of the income tax effect	(897)	(0.04)	--	--

Adjustment for the acquisition deal costs and related expenses, inclusive of the income tax effect	--	--	373	0.02

Adjustment for goodwill impairment, inclusive of the income tax effect	2,413	0.10	258	0.01

Adjusted net income and earnings per share	$1,393	$0.06	$3,855	$0.16

LSI Industries Inc. Fiscal 2013 Results
August 22, 2013

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995

This document contains certain forward-looking statements that are subject to numerous assumptions, risks or uncertainties.  The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements.  Forward-looking statements may be identified by words such as “estimates,” “anticipates,” “projects,” “plans,” “expects,” “intends,” “believes,” “seeks,” “may,” “will,” “should” or the negative versions of those words and similar expressions, and by the context in which they are used.  Such statements, whether expressed or implied, are based upon current expectations of the Company and speak only as of the date made.  Actual results could differ materially from those contained in or implied by such forward-looking statements as a result of a variety of risks and uncertainties over which the Company may have no control.  These risks and uncertainties include, but are not limited to, the impact of competitive products and services, product demand and market acceptance risks, potential costs associated with litigation and regulatory compliance, reliance on key customers, financial difficulties experienced by customers, the cyclical and seasonal nature of our business, the adequacy of reserves and allowances for doubtful accounts, fluctuations in operating results or costs whether as a result of uncertainties inherent in tax and accounting matters or otherwise, unexpected difficulties in integrating acquired businesses, the ability to retain key employees of acquired businesses, unfavorable economic and market conditions, and the results of asset impairment assessments.  You are cautioned to not place undue reliance on these forward-looking statements.  In addition to the factors described in this paragraph, the risk factors identified in our Form 10-K and other filings the Company may make with the SEC constitute risks and uncertainties that may affect the financial performance of the Company and are incorporated herein by reference.  The Company does not undertake and hereby disclaims any duty to update any forward-looking statements to reflect subsequent events or circumstances.

About the Company

Leadership.  Strength.  Innovation.  Those are the key values behind the smart vision upon which LSI Industries Inc. was founded when established in 1976.  Today LSI demonstrates this in our dedication to advancing technology throughout all aspects of our business – in both product solutions and production techniques.  We are committed to American innovation through technology.

We are a vertically integrated manufacturer who combines assimilated technology, design and manufacturing to produce the most efficient, high quality products possible.  We are dedicated to advancing solid-state technology to make affordable, high performance, energy efficient lighting and custom graphic products that bring value to our customers.  In addition, we can provide sophisticated lighting and energy management control solutions to help customers manage their energy performance.  Further, we offer design support, engineering, installation and project management for custom graphics rollout programs for today’s retail environment.

LSI Industries Inc. Fiscal 2013 Results
August 22, 2013

LSI is proud to be an American company with an American work force, building an American product.  We are a U.S. manufacturer with marketing / sales efforts throughout the world with concentration currently on North America, Latin America, Australia, New Zealand, Asia, Europe and the Middle East.  Our major markets include the commercial / industrial lighting, petroleum / convenience store, multi-site retail (including automobile dealerships, restaurants and national retail accounts), sports and entertainment markets.  Headquartered in Cincinnati, Ohio, LSI has facilities in Ohio, Kansas, Kentucky, New York, North Carolina, Oregon, Rhode Island, Texas and Montreal, Canada.  The Company’s common shares are traded on the NASDAQ Global Select Market under the symbol LYTS.

As we redefine LSI Industries' place in the markets we serve, we will emphasize our commitment to preserving the foundation of a well-managed, financially strong and creatively unique company with even stronger emphasis on a growing technology base.  Through the Leadership, Strength and Innovation that is core to our culture, we move forward continuing our transition to a technology-reliant company with lighting and graphics and the ability to provide the stronger performance our many partners expect.

For further information, contact either Bob Ready, Chief Executive Officer, or Ron Stowell, Vice President, Chief Financial Officer, and Treasurer at (513) 793-3200.

Additional note:    Today’s news release, along with past releases from LSI Industries, is available on the Company’s internet site at www.lsi-industries.com or by email or fax, by calling the Investor Relations Department at (513) 793-3200.

LSI Industries Inc. Fiscal 2013 Results
August 22, 2013

Condensed Consolidated Statements of Operations

 (in thousands, except per
 share data; unaudited)
	Three Months Ended June 30		Year Ended June 30
	2013	2012	2013	2012
Net sales	$68,837	$71,196	$280,790	$268,402

Cost of products and services sold	54,101	54,589	220,380	208,089

Gross profit	14,736	16,607	60,410	60,313

Selling and administrative expenses	13,918	13,767	57,367	53,724

Goodwill impairment	--	--	2,413	258

Operating income	818	2,840	630	6,331

Interest expense (income), net	(8)	32	15	140

Income before income taxes	826	2,808	615	6,191

Income tax expense	14	1,303	738	2,967

Net income (loss)	$812	$1,505	$(123)	$3,224

Income (loss) per common share
Basic	$0.03	$0.06	$(0.01)	$0.13
Diluted	$0.03	$0.06	$(0.01)	$0.13

Weighted average common shares outstanding
Basic	24,326	24,302	24,313	24,298
Diluted	24,447	24,357	24,385	24,352

Condensed Consolidated Balance Sheets
 (in thousands, unaudited)
	June 30, 2013	June 30, 2012
Current Assets	$102,913	$106,623
Property, Plant and Equipment, net	45,350	42,526
Other Assets	20,916	26,077
	$169,179	$175,226

Current Liabilities	$26,210	$22,921
Long-Term Debt	--	--
Other Long-Term Liabilities	1,279	2,937
Shareholders’ Equity	141,690	149,368
	$169,179	$175,226